UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2006

Gladstone Commercial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-50363	020681276
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 200, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-287-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 1, 2006, Gladstone Commercial Corporation announced that its offer to amend the terms of all stock options currently outstanding (the "Options") under the Company's 2003 Equity Incentive Plan, as amended, to accelerate the expiration date of the Options to December 31, 2006 (the "Offer") has been accepted. The Offer was made to the executive officers and directors of the Company and the employees of the Company's external investment adviser, Gladstone Management Corporation, who hold stock options (the "Optionees"), and was conditional upon its acceptance by all of the Optionees. All Optionees accepted the Offer prior to its expiration on August 31, 2006. The Offer is more fully described in the Schedule TO and related documentation filed by the Company with the Securities and Exchange Commission on July 12, 2006.

On July 12, 2006, the Company's Board of Directors accelerated in full the vesting of all outstanding Options. Following the acceptance of the Offer, all Options must be either exercised or terminated prior to December 31, 2006.

The Company intends to implement, effective January 1, 2007, the proposed Investment Advisory and Management Agreement between the Company and Gladstone Management Corporation and the Administration Agreement between the Company and Gladstone Administration, LLC, a wholly owned subsidiary of Gladstone Management Corporation, which was approved by the Company's stockholders on May 24, 2006.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibit 99.1 - Gladstone Commercial Corporation Press Release Dated as of September 1, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

September 1, 2006	By:	/s/ Harry Brill

Name: Harry Brill
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Gladstone Commercial Corporation Press Release Dated as of September 1, 2006.